[EXHIBIT 10.2.2]

                        EXHIBIT "B"
                        -----------

              NON-OUALIFIED STOCK OPTION AGREEMENT
              ------------------------------------

    THIS AGREEMENT, made and entered into as of the 23rd day of May, 2003, by and between Film and Music Entertainment, Inc., a Nevada Corporation (hereinafter "Company" or "Employer") and John Daly (hereinafter "Employee"), a key employee of the Company.

                        WITNESSETH:
                        -----------

    WHEREAS, the employee has provided valuable services to the Company and the Employer in the development of the Employer's business;

    WHEREAS, in recognition of the importance of the Employee, the Employer and the Employee are entering into a five (5) year employment agreement (the "Employment Agreement") contemporaneous with the execution and delivery of this Agreement, and the Company is willing to provide the Employee the substantial stock options under this Agreement in partial consideration for the covenants and agreements of the Employee contained in the Employment Agreement, including Section 4.2 therein;

    WHEREAS, the Board of Directors of Company (hereinafter
"Board") has authorized and approved the granting of the option to purchase the number of shares of Common Stock of Company on the terms set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and to hereby agree, as follows:

     1. Grant of Option. Company hereby grants to the Employee
        ---------------
the right and option (hereinafter "Option") to purchase all of any part of an aggregate of Eighteen million (18,000,000) shares of Common Stock of Company on the terms and conditions set forth in this Agreement.

    2. Purchase Price. Term and Vesting of Options. The purchase
       --------------
price of the shares of Common Stock of Company subject to this Option shall be 50% of the closing price of the Common Stock on May, 2003. Unless sooner terminated pursuant to paragraph 7 below, the Option shall terminate on May 30, 2013. Subject to Employee faithfully executing his duties under the Employment Agreement dated May, 2003, the shares subject to the Option shall vest and become exercisable on the following dates:

     November 23, 2003          2,250,000

     May 23, 2004               2,250,000

     November 23, 2004          2,250,000

     May 23, 2005               2,250,000

     November 23, 2005          2,250,000

     May 23, 2006               2,250,000

     November 23, 2006          2,250,000

     May 23, 2007               Balance remaining


The purchase price of the shares as to which the Option may be exercised shall be paid in full in cash pr as otherwise provided for by resolution of the Board of Directors at the time of exercise. Except as provided in paragraphs 8 and 20 of this Agreement, the Option may not be exercised unless the Employee shall have been in the continuous employ of Company, or one or more of its affiliates or subsidiaries, from the date hereof to the date of the exercise of the Option.

    3. Deposit of Options. The employee agrees that at the
       ------------------
option of the Company, the Options, any common Stock of the Company obtained upon their exercise and the certificate(s) evidencing the same shall be deposited with the Trustee of the Voting Trust under the Company's Voting Trust Agreement dated May 2003 (the "Voting Trust") and shall be held and distributed in accordance with, and subject to the terms and conditions of this Agreement and the Voting Trust.

    4. Adjustments. If the number or type of shares of Common
       -----------
Stock of the Company outstanding shall be changed or if the Company distributes to the holders of its Common Stock any stock of the Company or any security convertible into stock of the Company, as a result of recapitalization, stock split, stock dividend, exchange, consolidation, combination, combination of shares, or reorganization or other event in which the Company is the surviving corporation, the Board shall make such proportionate increase or decrease in the number, kind and price of the shares subject to the Option as it may deem appropriate in the same manner as the adjustment made for employee options generally for such events, and in doing so may eliminate any fractional shares which might result from such proportionate increase or decrease.

     5. Not a stockholder. The holder of the Option shall not
        -----------------
have any rights of a stockholder of the Company with respect to the shares covered by the Option except to the right to vote the shares reflected in the Option and the extent that the certificates for such shares shall be delivered to him upon the due exercise of the Option.

     6. Non-Transferability of Option. The Option shall not be
        -----------------------------
transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the Employee only by the Employee except as provided in paragraph 10 of this agreement. Without limiting the generality of the foregoing restriction of transferability, the Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provision hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

     7. Acceleration of Vesting of Option. In the event of (i)
        ---------------------------------
the sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation or other reorganization of the Company in which the shareholders of the Company immediately prior to such merger, consolidation or reorganization constitute less than fifty-one percent (51%) of the voting power of the surviving corporation, then all of the shares subject to the Option shall be vested and exercisable in full upon the occurrence of such event. In addition, in the event of a Going Private Transaction (as defined below) is consummated, then all of the shares subject to the Option shall become fully vested upon the closing of the Going Private Transaction and shall be entitle to receive from the Company, in consideration for the cancellation of all rights under the Option, cash in an amount equal to the excess of the price per share for the common stock of the Company paid to shareholders in the Going Private Transaction over the option exercise price of the Option multiplied by the number of shares subject to the Option. The term "Going Private Transaction" means any transaction or series of transactions between the Company and any entity directly or indirectly controlled by a private company, individual(s) and/or entity including a sale of all or substantially all of the assets of the Company to such an entity or any merger, consolidation or other reorganization of the Company with such an entity for which s filing is required under Regulation 13e-3 of thru Securities and Exchange Commission.

     8. Termination of Employment. On the date hereof, the
        -------------------------
Company and Employee have entered into an employment agreement
(the "Employment Agreement"). In the event that the employment of the Employees shall be terminated (i) by the Company for "Cause"
(as defined in the Employment Agreement), or (ii) by reason of the death or disability of the Employee, the Option may be exercised by the Employee (to the extent that shall have been entitled to do so at the termination of his employment), or by Employee's estate or by the person who acquires the right to exercise the Employee's Option by reason of the Employee's death, at any time within one (1) month after such termination, except as provided in paragraph 10 below on the case of death. In the event the Company terminates the Employee's employment without Cause or the Employee terminates his employment due to a material breach of the Employment Agreement by the Company, and such breach remains uncured after ten (10) days written notice from the Employee to the Company, the Option shall continue to vest according to the schedule in paragraph 2 above for the balance of the term of the Employment Agreement, not including any employment option periods then not yet exercised, and be exercisable as if such termination did not occur and the Employee continued to be employed by the Company for the balance of such term, not including any employment option periods then not yet exercised; provided that the Employee complies with the covenants and agreements in the Employment Agreement which continue after the termination of his employment.

     9.  Method of Exercising Option.
         ---------------------------

         (a) Subject to the terms and conditions of this Agreement, the Option may be exercised at any time and from time to time prior to the expiration date specified in such option, by written notice to the corporate Secretary of the Company at its executive offices with a copy to the Chairman of the Board of Directors.
Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall be accompanied by payment of the full purchase price of such shares. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Payment of such purchase price shall be made by a certified check payable to the order of the Company.
The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised pursuant to paragraph 10 of this Agreement by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be duly authorized and validly issued and shall be fully paid and nonassessable.

         (b) It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon exercise of the Option granted hereunder by delivery of shares, that the Employee ( or any authorized representative) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its ability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the transfer of shares upon such exercise. If the amount requested by the Company to satisfy such withholding tax liability is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the Option.
         (c) The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares have been listed on any securities exchange or system on which the Common Stock may be listed.

     10. Death of Employee. In the event of the death of the
         -----------------
Employee, the estate of the Employee or the person who acquires the right to exercise the Employee's Option by reason of the Employee's death, whether by request, inheritance or in testate succession, shall have the right to exercise the Option (to the extent the Employee shall have entitled to exercise the Option at the time of his death) within twelve (12) months following the death of the Employee (but not after the expiration of the Option on May

30, 2013) for the number of shares which the Employee was entitled top purchase at time of his death, but only if the person to whom the Option was granted was at the time of his death in the employ of the Company or any of its subsidiaries or of a corporation (or of a parent or subsidiary of such corporation) issuing or assuming the Option in the transaction to which Section 425 (a) of the Internal Revenue Code of 1954, as amended, (herein called the "Internal Revenue Code") was applicable. Any such exercise shall be made by (i) delivering written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Option is being exercised, (ii) paying or causing to be paid to the Company the purchase price of such shares, and (iii) providing the Company with such evidence as the Company may request to demonstrate that the person or persons exercising the Option has or have the right to do so and that all taxes or other assessments with respect to the Common Stock issuable upon exercise of the Option have been paid or adequate provisions for such payment has been made. Upon being satisfied that the person or persons exercising the Option has or have right to do so and that all taxes or other assessment with respect to the Common Stock covered thereby have been paid or provided for, the Company shall issue certificates for such shares in such denominations as the persons exercising the Option may direct, and shall deliver such shares in accordance with reasonable instructions contained in the notice.

     11. Reservation of Shares. The Company shall at all times
         ---------------------
during the term of the Option reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirement of the Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     12. Restricted Securities and Investment Representation. By
         ---------------------------------------------------
execution of this Agreement, the Employee agrees and understands that the shares of Common Stock issuable upon exercise of this Option have not been registered under applicable under federal and state securities laws and, therefore, constitute "restricted securities" within the meaning of federal securities laws, that the shares may only be resold pursuant to an applicable exemption from registration or pursuant to an effective registration statement and that the shares will bear a restrictive legend and stop transfer restrictions to such effect. Further, the Employee represents that the shares acquired by exercise of the Option are being acquired for investment and not with a view to resale or distribution thereof to the public. By exercising the Option, the Employee acknowledges that he or she has received all financial and other information concerning the Company he or she deems necessary or has requested. In addition, the Employee agrees to furnish the Company with a certificate to the effect of the foregoing upon exercise of the Option. The Company will use reasonable efforts to register the shares of Common Stock, which may be issued upon the exercise of this Option on a Form S-8 Registration Statement under the Securities Act of 1933, as amended.

     13. Definitions. As used herein, the term "subsidiary" shall
         -----------
mean any present or future corporation which would be a "subsidiary corporation" of the Company, as the term is defined in Section 425 (1) of the Internal Revenue Code of 1954 as amended.

     14. Governing Law. This Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of California. Employee and Company consent to exclusive venue for the adjudication of any disputes pertaining to the interpretation or enforcement of this Agreement in the County of Los Angeles, California U.S.A. Employee and Company consent to the exercise of personal jurisdiction over Employee and Company by any court located in the County of Los Angeles, California U.S.A. having subject matter jurisdiction over any such dispute. Nothing contained in this paragraph shall be deemed a limitation upon either party's right to seek the enforcement of a lawfully issued judgment in any other court of competent jurisdiction.

     IN WITNESS WEHEREOF, the company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.


                               FILM AND MUSIC ENTERTAINMENT, INC.
                               ("Employer")


                               By:  /s/Lawrence S. Lotman
                                  --------------------------------
                               Its:  Secretary


                               /s/John Daly
                               -----------------------------------
                               John Daly
                               ("Employee")